                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              JOHN H. HARLAND CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

  NOTICE OF
  ANNUAL MEETING
  OF SHAREHOLDERS
  AND PROXY STATEMENT

                                                                  (HARLAND LOGO)

            John H. Harland Company

            JOHN H. WEITNAUER JR.
            Chairman of the Board

                                                                  March 17, 2000

            Dear Shareholder:

            You are cordially invited to attend the 2000 annual meeting of shareholders of John H. Harland Company to be held at the High Museum of Art, 1280 Peachtree Street, NE, Atlanta, Georgia on Friday, April 28, 2000 at 10:00 a.m. A 9:30 reception will precede the meeting.

            We will elect three Directors at the meeting and seek ratification of the appointment of auditors. In addition, we will review the Company's 1999 results and discuss our plans for 2000.

            Your vote is important regardless of the number of shares you hold. Please date, sign and return the proxy in the enclosed envelope to ensure that your shares are represented at the meeting.

            On behalf of your Board of Directors, thank you for your continued support and interest in Harland.

            Sincerely,

            /s/ John H. Weitnauer Jr.
            John H. Weitnauer Jr.

            Box 105250        Atlanta, Georgia 30348        Phone (770) 981-9460

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 28, 2000

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of John H. Harland Company will be held at the High Museum of Art, 1280 Peachtree Street, NE, Atlanta, Georgia on Friday, April 28, 2000 at 10:00 a.m. for the following purposes:

     (1) To elect three Directors;

     (2) To ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants for 2000; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 7, 2000 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof.

     Your attention is directed to the Proxy Statement submitted with this Notice.

                                          JOHN C. WALTERS
                                          Vice President and Secretary

Atlanta, Georgia
March 17, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                     J O H N  H. H A R L A N D  C O M P A N Y

                                   BOX 105250
                             ATLANTA, GEORGIA 30348

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 28, 2000

     The enclosed form of proxy is solicited by the Board of Directors of John
H. Harland Company (the "Company") for use at the annual meeting on April 28, 2000 and any adjournment thereof. When such proxy is duly executed and returned, the shares it represents will be voted as directed or, if no direction is indicated, they will be voted for the election of the nominees as Directors and in favor of the ratification of auditors. Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date. Furthermore, if a shareholder attending the meeting elects to vote in person, any previously executed proxy will be revoked.

     Only shareholders of record as of the close of business on March 7, 2000 are entitled to vote at the meeting. As of that date, the Company had issued and outstanding 28,271,357 shares of Common Stock. Each share is entitled to one vote. No cumulative voting rights are authorized. This Proxy Statement and the accompanying proxy will be first mailed to shareholders on or about March 17, 2000.

     Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting, who also will determine whether a quorum is present. The inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining a quorum but as unvoted for purposes of approving any matter submitted to the shareholders. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present.

     Pursuant to the Company's Bylaws and Georgia law, a quorum is present if a majority of the votes entitled to be cast are represented in person or by proxy at the meeting. The affirmative vote of a plurality of votes cast is required to elect Directors.

                             ELECTION OF DIRECTORS

     Under the Bylaws, Directors are divided into three classes with each class serving a three-year term and one class elected at each annual meeting. The terms of three Directors expire at the 2000 Annual Meeting. Mr. Weitnauer is retiring after 27 years of service to the Board and to the Company. In addition, Mr. Hawie, who has recently retired as a partner of King & Spalding, has chosen to retire as a Director, and due to time demands Mr. Yellowlees also will not be standing for re-election. We thank all three of these individuals for their dedicated efforts on behalf of the Company. Ms. Rudden and Messrs. Antle and Johns, each of whom was elected to the Board subsequent to the 1999 annual meeting, and whose terms also expire at the 2000 annual meeting, are being nominated for re-election for a three-year term expiring in 2003. The remaining Directors will continue to serve until their respective terms expire as indicated.

     The Board has no reason to believe that any of the nominees will be unavailable to serve as a director. However, if at the time of the meeting any nominee should be unable or decline to serve, the persons named in the proxy will vote for a substitute nominee, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of Directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than three Directors.

                  NOMINEES FOR ELECTION FOR A THREE-YEAR TERM

                                                                            CURRENT       DIRECTOR OF
                                 AGE         PRINCIPAL OCCUPATION         TERM EXPIRES   HARLAND SINCE
NAME                             ---         --------------------         ------------   --------------
WILLIAM S. ANTLE III             55    Chairman, President and Chief          2000        January 2000
                                       Executive Officer of Oak
                                       Industries Inc. (engineered
                                       components for telecommunications
                                       industry)
                                       Director, Nvest, L.P.,
                                       Genrad, Inc. and Esco Electronics
                                       Corporation
JOHN D. JOHNS                    48    President and Chief Operating          2000        January 2000
                                       Officer of Protective Life
                                       Corporation (insurance and
                                       investment products)
                                       Director, Alabama National
                                       Bancorporation,
                                       National Bank of Commerce,
                                       Protective Life Corporation,
                                       Protective Life Insurance Company
                                       and Protective Life and Annuity
                                       Insurance Company
EILEEN M. RUDDEN                 49    Senior Vice President of Lotus         2000       September 1999
                                       Development Corporation (software
                                       development), a subsidiary of IBM
                                       Corporation

                     DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

JUANITA P. BARANCO               50    Executive Vice President, Baranco      2001            1993
                                       Automotive Group (automobile
                                       Dealership)
                                       Director, Federal Reserve Bank of
                                       Atlanta and Georgia Power Company
RICHARD K. LOCHRIDGE             56    President, Lochridge & Company,        2002            1999
                                       Inc. (management consulting)
                                       Director, Dover Corporation,
                                       Hannaford Bros. Co., Lowe's
                                       Companies, Inc. and PETsMART,
                                       Inc.

                                                                            CURRENT       DIRECTOR OF
                                 AGE         PRINCIPAL OCCUPATION         TERM EXPIRES   HARLAND SINCE
NAME                             ---         --------------------         ------------   --------------
JOHN J. MCMAHON JR.              57    Chairman of the Executive              2001            1988
                                       Committee, McWane, Inc. (pipe and
                                       valve manufacturing) and
                                       Chairman, Ligon Industries, LLC
                                       (leveraged buyouts)
                                       Director, Alabama National
                                       Bancorporation and Protective
                                       Life Corporation
G. HAROLD NORTHROP               64    Chairman of the Board, American        2002            1984
                                       Business Products, Inc.
                                       (specialty packaging and printed
                                       office products)
                                       Director, SunTrust Bank, West
                                       Georgia NA
LARRY L. PRINCE                  61    Chairman and Chief Executive           2001            1990
                                       Officer, Genuine Parts Company
                                       (distributor of automobile
                                       replacement parts)
                                       Director, Crawford & Company,
                                       Equifax, Inc., Southern Mills and
                                       SunTrust Banks, Inc.
TIMOTHY C. TUFF                  52    President and Chief Executive          2002            1998
                                       Officer of the Company
                                       Director, Printpack, Inc.

     Each of these Directors and nominees has been principally employed in his or her present capacity for at least five years, except Messrs. Northrop and Tuff. Mr. Northrop has served with American Business Products, Inc. since 1999, prior to which he had been employed by Callaway Gardens, a horticultural, environmental and recreational facility, for 27 years, last serving as Vice Chairman of the Board and retired President and Chief Executive Officer. Mr. Tuff was elected to his present positions with the Company in October 1998. For the prior five years he served as President and Chief Executive Officer of Boral Industries, Inc., managing the North American and European operations of Australian-based Boral, Ltd., a world leader in building and construction materials. In addition, Mr. McMahon, who has been employed by McWane, Inc. for more than the past five years, assumed his position with Ligon Industries in 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee is composed of Mrs. Baranco (Chair), Mr. Johns and Ms. Rudden. Its principal functions are to recommend the independent auditors to the Board; review with such auditors the scope of their engagement, their audit report and management letter; review and discuss the audited financial statements with management and the independent auditors; and consult with the auditors and management regarding the Company's accounting methods, the adequacy of its internal controls and the objectivity of its financial reporting.

     The Executive Committee is composed of Messrs. Prince (Chair), McMahon and Tuff. Its principal function is to act between meetings of the Board.

     The Governance Committee is composed of Messrs. Northrop (Chair), Antle and Lochridge. Its principal functions are to review qualifications for Board membership and make recommendations for the election of Directors and appointment of executive officers of the Company; make recommendations to the Board as to matters of corporate governance; administer management incentive compensation and stock option plans; establish the compensation of the Chief Executive Officer and other officers of the Company; and review the compensation of Directors. The Committee is authorized to consider Director nominees recommended by shareholders, who may do so by writing to the Secretary of the Company, giving the candidate's biographical data and qualifications.

     The Board met six times during 1999. The Audit Committee held four meetings, the Executive Committee held four meetings and the Governance Committee held ten meetings. All of the Directors attended at least 75% of the aggregate number of meetings of the Board and all committees on which they served during the year.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
                           AND CERTAIN OTHER PERSONS

     The following table sets forth the beneficial ownership of the Company's Common Stock by each Director, each named executive officer and all Directors and executive officers as a group, all as of February 15, 2000, and by 5% shareholders as of the dates indicated in the footnotes.

                                                                  SHARES OF COMMON STOCK
                                                                   BENEFICIALLY OWNED(1)
                                                              -------------------------------
NAME                                                           NUMBER        PERCENT OF CLASS
----                                                          ---------      ----------------
William S. Antle III........................................     10,000               *
Juanita P. Baranco..........................................      5,732(2)            *
Richard C. Blum & Associates, L.P...........................  4,052,750(3)         14.3
FMR Corp....................................................  2,494,700(4)          8.8
Edward J. Hawie.............................................      5,999(5)            *
John D. Johns...............................................          0
Richard K. Lochridge........................................      9,011(6)            *
John J. McMahon Jr..........................................     15,230(7)            *
G. Harold Northrop..........................................     10,164(8)            *
S. David Passman III........................................    109,144(9)            *
Mark C. Perlberg............................................    107,857(9)            *
Pioneering Investment Management, Inc.......................  1,865,500(10)         6.6
Larry L. Prince.............................................      8,311(11)           *
Earl W. Rogers Jr...........................................    124,532(9)            *
Eileen Rudden...............................................      1,276(12)           *
Timothy C. Tuff.............................................    193,001(9)            *
John C. Walters.............................................     96,847(9)            *
John H. Weitnauer Jr........................................     26,875               *
Robert A. Yellowlees........................................      7,957(13)           *
All executive officers and Directors as a group (17
  persons)..................................................    732,473(9)          2.6

---------------

  *  Represents less than 1%
 (1) As defined in Rule 13d-3 under the Securities Exchange Act of 1934 ("Exchange Act").
 (2) Includes 3,877 share equivalents credited to Mrs. Baranco's deferred compensation account under the Compensation Plan for Non-Employee Directors (the "Deferral Plan").
 (3) According to a Schedule 13D dated April 23, 1999 filed with the Securities and Exchange Commission ("SEC") by Richard C. Blum & Associates, L.P. ("RCBA L.P."), Richard C. Blum & Associates, Inc. ("RCBA Inc."), RCBA Strategic Partners, L.P. ("Strategic"), RCBA GP, L.L.C. ("RCBA GP") and Richard C. Blum (the Chairman and a substantial shareholder of RCBA Inc. and a managing member of RCBA GP), 909 Montgomery Street, San Francisco, California 94133, (i) RCBA L.P. and RCBA Inc. hold 1,959,250 shares on behalf of limited partnerships (for which RCBA L.P. serves as the general partner) and certain investment advisory clients, (ii) Strategic holds 1,818,800 shares, and (iii) RCBA L.P. has voting and investment power with respect to 274,700 shares that are owned by an unaffiliated third party investment manager. Voting and investment power concerning such shares are held solely by RCBA L.P. and RCBA GP, and each of the reporting persons has shared voting and shared dispositive power with respect to such shares. Mr. Blum disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
 (4) According to a Schedule 13G dated February 1, 1999 filed with the SEC, FMR Corp. ("FMR"), 82 Devonshire Street, Boston, Massachusetts 02109, holds the shares on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. Except as set forth below, the interest of any such person does not exceed 5% of the outstanding Common Stock. FMR and Edward
     C. Johnson 3d, Chairman of FMR, each has sole power to vote 195,000 shares and sole dispositive power covering the entire shares. Fidelity Management & Research Company is the beneficial owner of 2,299,700 shares as a result of acting as investment advisor to various investment funds ("Funds"), one of which, Fidelity Value Fund, holds 2,199,700 shares. Mr. Johnson, FMR and the Funds each has sole power to dispose of the shares owned by the Funds. The remaining 195,000 shares are owned beneficially by Fidelity Management Trust Company as a result of its serving as investment manager of the Funds.
 (5) Includes 110 shares held by Mr. Hawie's wife, in which he disclaims any beneficial interest, and 3,039 share equivalents under the Deferral Plan.
 (6) Includes 2,011 share equivalents under the Deferral Plan.
 (7) Includes 5,195 shares held by Mr. McMahon's wife, in which he disclaims any beneficial interest, and 6,555 share equivalents under the Deferral Plan.
 (8) Includes 7,964 share equivalents under the Deferral Plan.
 (9) Includes 105,000, 105,000, 118,200, 140,000 and 93,000 shares which may be acquired on or before April 15, 2000 upon the exercise of stock options by Messrs. Passman, Perlberg, Rogers, Tuff and Walters, respectively, and 561,200 shares by all executive officers as a group. Mr. Perlberg resigned from the Company in February 2000.
(10) According to a Schedule 13G dated January 4, 2000 filed with the SEC, Pioneering Investment Management, Inc., 60 State Street, Boston, Massachusetts 02109, has sole voting and dispositive power covering such shares, all of which are beneficially owned by such firm.
(11) Includes 7,111 share equivalents under the Deferral Plan.
(12) Represents share equivalents under the Deferral Plan.
(13) Includes 6,757 share equivalents under the Deferral Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers, Directors and 10% shareholders to file reports covering their beneficial ownership of the Company's equity securities. Based solely upon a review of such reports, and written representations of such persons, the Company believes that all applicable filing requirements were met during 1999, with one exception. Ms. Baranco purchased 1,000 shares of Common Stock in March 1999 and reported such transaction on the Form 4 Statement on April 27, 1999.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table presents summary information with respect to compensation paid by the Company to each of the named executive officers during 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                                                 --------------
                                      ANNUAL COMPENSATION($)       RESTRICTED      SECURITIES      ALL OTHER
                                    ---------------------------      STOCK         UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY     BONUS     OTHER     AWARDS($)     OPTIONS(#)(1)       ($)(2)
---------------------------  ----   -------   -------   -------    ----------    --------------   ------------
Timothy C. Tuff.........     1999   545,192   472,500   120,763(3)  149,558(4)      350,000          16,896
  President and Chief        1998    70,673   150,000   407,650     504,849         350,000              --
  Executive Officer          1997        --        --        --          --              --              --
S. David Passman III....     1999   313,077   225,000        --          --              --           8,093
  Vice President and         1998   260,000   272,500        --          --         125,000           8,092
  General Manager            1997   260,000    90,000        --          --              --           3,802
Mark C. Perlberg........     1999   290,769   197,400        --          --              --           7,719
  Vice President and         1998   260,000   195,000        --          --         125,000           7,623
  General Manager            1997   256,923    27,500        --          --          35,000           7,660
Earl W. Rogers Jr.......     1999   253,846   174,600        --          --              --           4,879
  Vice President --          1998   241,775   180,000        --          --         123,000           3,370
  Manufacturing              1997   238,846    27,500        --          --              --           7,244
  Services &
  Technology
John C. Walters.........     1999   259,615   187,500        --          --              --          11,121
  Vice President,            1998   250,000   187,500        --          --          70,000          11,218
  Secretary and              1997   248,846    17,500        --          --              --          11,510
  General Counsel

---------------

(1) The Company has not granted any Stock Appreciation Rights ("SARs").
(2) Included in this category for 1999 are amounts for Messrs. Tuff, Passman, Perlberg, Rogers and Walters covering (a) life and medical insurance premiums -- $12,096, $3,293, $2,919, $3,633 and $6,321, respectively; and
    (b) matching contributions of $4,800 to the Company's 401(k) Plan (other than Mr. Rogers -- $1,246).
(3) Represents reimbursement of taxes incurred in connection with the issuance of restricted stock.
(4) At December 31, 1999 Mr. Tuff held 50,000 shares of restricted stock valued at $915,625.

OPTION GRANTS

     The following table provides details regarding stock options granted during 1999. No other executive officer received stock options during such year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                --------------------------------------------------    POTENTIAL REALIZABLE VALUE
                                 NUMBER OF     % OF TOTAL                              AT ASSUMED ANNUAL RATES
                                SECURITIES      OPTIONS                              OF STOCK PRICE APPRECIATION
                                UNDERLYING     GRANTED TO    EXERCISE                    FOR OPTIONS TERM(1)
                                  OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION   ----------------------------
                                GRANTED(#)    FISCAL YEAR     ($/SH)       DATE         5%($)           10%($)
                                -----------   ------------   --------   ----------   ------------    ------------
Timothy C. Tuff...............    100,000          9.6        20.00       1/4/09      1,257,789       3,187,485
Timothy C. Tuff...............    250,000         24.1        25.00       1/4/09      3,930,591       9,960,890

---------------

(1) These amounts represent assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions, and the amounts reflected in this table may not necessarily be achieved.

     Options are exercisable at the rate of 20% per year beginning one year from date of grant and normally expire on the earlier of 10 years from date of grant or three months after termination of employment. The 1999 Stock Option Plan, as amended, also provides for the grant of restricted stock. No such grants were made during 1999.

OPTION EXERCISES

     None of the named executive officers exercised any options during 1999. The following table sets forth information with respect to unexercised options as of December 31, 1999 and the value of in-the-money options based on the positive spread between the exercise price and the closing price of the Company's Common Stock on such date.

                         FISCAL YEAR END OPTION VALUES

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                      OPTIONS AT FY-END(#)                FY-END($)
                                                   ---------------------------   ---------------------------
                                                   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                   -----------   -------------   -----------   -------------
Timothy C. Tuff..................................    140,000        560,000        778,750        333,750
S. David Passman III.............................    100,000        150,000        105,312        421,250
Mark C. Perlberg.................................     93,000        157,000        105,312        421,250
Earl W. Rogers Jr................................     98,600        144,400        103,887        415,550
John C. Walters..................................     74,000         96,000         58,000        232,000

DEFERRED COMPENSATION ARRANGEMENTS

     The Company has entered into a Supplemental Retirement Agreement with Mr. Tuff pursuant to which he is entitled to receive an annual benefit of $186,000 upon retirement at age 65. In addition, if he remains employed by the Company for a minimum of five years, he will be entitled to a reduced normal retirement benefit ($36,000 after five years, increasing annually), which vests in the event of long term disability, and may elect to receive a reduced early retirement benefit after age 62 in the annual amount of $92,000. All such benefits are payable for a period of 10 years. The Company has also provided life insurance coverage for Mr. Tuff in the amount of $750,000.

     The Company has entered into deferred compensation agreements with certain of its key employees, providing for monthly payments upon retirement, disability or other termination of employment which continue during the life of the employee. Mr. Rogers is entitled to receive an annual benefit of $12,000 upon retirement at age 65. In addition, if his employment is terminated after a change in control of the Company, or if he resigns within 180 days thereafter, he may elect to receive a lump sum distribution of benefits. None of the other executive officers participates in such program.

NONCOMPETE AND TERMINATION AGREEMENTS

     The Company has entered into noncompete and termination agreements with certain officers, including each of the named executive officers, under which each officer has agreed that he will not compete with the Company for a two-year period following voluntary termination of employment. However, if employment is terminated (other than for cause) at any time after a change in control of the Company, or if the officer resigns within one year thereafter, then the agreement not to compete will not apply and the officer will receive a lump sum payment equal to the lesser of three times his average annual compensation for the five calendar year period preceding the date of termination (or the highest compensation in any single year, in the case of Mr. Tuff) or the maximum payment which the Company can make to such officer without triggering Federal excise tax liability. In the event of an involuntary termination of employment without cause (in the absence of a change in control), the officer (other than Mr. Tuff) shall receive a lump sum payment equal to his annual base salary at that time. The agreement with Mr. Tuff provides that in the event of such involuntary termination, he will receive salary continuation for a period of 36 months if such termination occurs less than two years after his date of employment, 24 months if such termination occurs between two and three years thereafter and 12 months if such termination occurs more than three years thereafter. Each agreement is for an initial term of five years, renewable for successive one-year terms until terminated by either party.

                             DIRECTOR COMPENSATION

     In 1996, the Board of Directors adopted a Compensation Plan for Non-Employee Directors ("Directors' Plan"), pursuant to which the annual retainer is paid in Common Stock of the Company, issuable on a quarterly basis, in such amount as fixed by the Board from time to time. The current retainer is 2,000 shares. Payment of the retainer in Common Stock serves to more closely align the interests of the Directors with shareholders. In addition, the Board has adopted a Director share ownership program pursuant to which non-employee Directors are expected to acquire ownership of Common Stock equal to five times the annual retainer over a period of five years.

     Directors may elect to defer receipt of all or any portion of the annual retainer as well as meeting and committee fees. Deferred fees are credited to the Director's deferred compensation account, in cash or stock equivalents. Directors may credit deferred meeting fees in stock equivalents based on the average market price of the Common Stock during the five trading dates prior to the meeting date. The cash portion earns interest at the Prime Rate in effect from time to time as published in The Wall Street Journal. The stock equivalent portion is credited with dividends in the form of additional stock equivalents. Deferred fees will be distributed in Common Stock or cash at such future dates as specified by the Directors in accordance with the Directors'

Plan, unless distribution is accelerated in certain events, including a change in control of the Company. Currently, ten Directors defer the retainer or meeting fees as stock equivalents.

     During 1999, each non-employee Director received 2,000 shares of Common Stock (or a pro rata portion for partial service during such year) as well as $1,000 per Board and committee meeting attended, with committee chairs receiving $1,500. Employee Directors receive no compensation for Board services.

     The following report of the Governance Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

             GOVERNANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Governance Committee (the "Committee"), comprised solely of outside directors, is responsible for overseeing the Company's executive compensation program and the use of stock for compensation purposes as approved by shareholders under the Company's 1999 Stock Option Plan. This report summarizes the Committee's compensation philosophy, strategy and actions for the Chief Executive Officer and all other executive officers.

COMPENSATION PHILOSOPHY AND STRATEGY

     The Committee's compensation philosophy is to implement compensation programs that are designed to:

     - attract and retain highly qualified key executives;
     - provide competitive base salaries;
     - reward performance that supports achievement of business plan goals;
     - motivate executives to achieve strategic operating objectives; and
     - encourage Common Stock ownership to closely align executive and shareholder interests.

     Such compensation programs are designed to balance short and long-term financial objectives, build shareholder value and provide rewards for individual, team and corporate performance. The Company believes that it is important to encourage the ownership of the Company's Common Stock throughout the Company, with an overall intent to encourage each employee to be, and to behave like, an owner of the business. To that end, the Company has expanded the group of key employees receiving stock option grants, and also maintains an employee stock purchase plan which enables employees to purchase Company stock at a discount through payroll deductions.

     The components of the Company's executive compensation program are (i) cash compensation, consisting of base salary and annual incentive bonus based on the achievement of Company, business unit and personal performance goals, and (ii) long-term stock incentives. In determining base salaries the Committee considers each individual's roles, responsibilities and performance, taking into account market-competitive pay levels. For both annual incentives and long-term stock incentives, the Committee intends to provide competitive compensation for expected levels of performance; more than competitive compensation for performance above expectations; and less than competitive compensation in the event the Company or an individual does not meet the Committee's performance expectations.

     During 1999, the Committee undertook a thorough review of its executive compensation program, and reaffirmed its intention to provide competitive compensation opportunities consistent with market median pay levels. With the assistance of an outside consultant, the Committee assessed the competitiveness of the base salaries, annual incentive opportunities and stock incentive grants with respect to a peer group of comparably sized firms with whom the Company competes for customers and for executive talent, as well as comparably sized firms across a wide range of industries from whom the Company may hire or lose executives. Because the Committee wants to tailor its competitive perspective to companies it believes are most relevant, the companies employed for these external competitive analyses overlap with, but are not identical to, the companies represented in the indices employed in the Five Year Stock Performance Graph.

     The Committee's policy with respect to executive compensation is to implement such policy taking into account any potential limitation on the deductibility of compensation in excess of $1,000,000 per year imposed by
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), but does not require that all compensation qualify for exemption from such limitation.

CASH COMPENSATION

     Base Salary. The Committee annually reviews the base salary of each executive officer, including the Chief Executive Officer. The Committee believes that the base salaries paid to the executive officers are reasonable and competitive and enhance the Company's ability to attract and retain talented executives. Changes in base salary for executive officers reflect the Committee's assessment of competitive norms, changes in roles and responsibilities, and the performance of each individual.

     Annual Incentive Bonus. Under the supervision of the Committee, the Company maintains a bonus plan pursuant to which annual cash bonuses are payable to certain executive officers and employees. These key executives are responsible for establishing strategic direction or are responsible for major functional or operating units, and have an impact on bottom-line results. For the past several years, the Company has tied executive compensation to the achievement of Company goals, putting a substantial portion of total compensation at risk. Under the Company's Senior Management Incentive Plan, bonuses for 1999 were based on the achievement of the Company's earnings per share goal, personal stretch objectives (reflecting expectations above and beyond the scope of normal performance goals), and specific financial objectives for business unit participants. With respect to each element of the plan, performance expectations based on the Company's annual plan are communicated to each participant at the beginning of the year. Achievement of these levels of performance is designed to yield the payment of a target incentive award that is consistent with median competitive levels of incentive compensation. For performance above or below expectations, incentive awards can range from 0% to 150% of each individual's target award. The Committee believes this close link between individual incentive opportunity and the Company and its business unit performance appropriately motivates and rewards participants for their contributions to the Company's success.

LONG-TERM INCENTIVES

     The Committee may grant stock incentives to key employees under the Company's stock option plan. As part of the Committee's review of the compensation program, it assessed the competitiveness of the Company's option grant practices, and determined that it is appropriate to implement a more regular review and allocation of options to executives and other key employees, consistent with their performance and competitive guidelines. The Committee considers recommendations of the Chief Executive Officer, responsibility levels, compensation and the market price of the Company's Common Stock in determining the size of such option grants. The Committee believes that increased stock ownership among executive officers will serve to provide additional motivation on their part to contribute to the success of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Tuff was recruited to become President and Chief Executive Officer in October 1998. In determining Mr. Tuff's compensation package, the Board considered the competitive market for salaries as well as the recommendations of the executive compensation search firm retained by the Company. For 1999, Mr. Tuff's incentive award was based on the Company's and his individual performance, consistent with the terms and conditions of the Senior Management Incentive Plan as outlined above. His base salary remained unchanged during 1999. The stock options and restricted stock grant received by Mr. Tuff in January 1999 were included in his initial 1998 compensation package.

     The Committee believes that its executive compensation policies and programs effectively serve the interests of shareholders and the Company and are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success. As described above, a significant portion of the executive officers' compensation is at risk and tied to attaining corporate earnings targets and improving shareholder value.

                                          GOVERNANCE COMMITTEE

                                          G. Harold Northrop, Chair
                                          William S. Antle III
                                          Richard K. Lochridge

                       FIVE YEAR STOCK PERFORMANCE GRAPH

     The line graph below reflects the cumulative, five-year shareholder return on the investment of $100 (assuming the reinvestment of dividends) on December 31, 1994 in the Company's Common Stock compared to the S&P 500 Index and the S&P Specialty Printing Index.

                                                 JOHN H. HARLAND COMPANY            S&P 500                 S&P SPEC. PRINT
                                                 -----------------------            -------                 ---------------
1994                                                    $100.00                     $100.00                     $100.00
1995                                                    $109.47                     $137.12                     $127.39
1996                                                    $178.41                     $168.22                     $123.52
1997                                                    $115.16                     $223.90                     $136.81
1998                                                    $ 88.36                     $287.35                     $156.08
1999                                                    $104.00                     $347.36                     $102.12

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP, subject to ratification by the shareholders at the annual meeting, as auditors of the Company for fiscal 2000. Deloitte & Touche LLP or its predecessors has audited the Company's financial statements since 1947. Should this firm be unable to perform the requested services for any reason or not be ratified by the shareholders, the Directors will appoint other independent auditors to serve for the remainder of the year. Representatives of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                         ANNUAL REPORT TO SHAREHOLDERS

     The annual report for the year ended December 31, 1999 accompanies this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge, at the written request of any shareholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company may impose a reasonable fee for providing such exhibits. Requests should be mailed to:

         JOHN H. HARLAND COMPANY
         Box 105250
         Atlanta, Georgia 30348

         Attention: Victoria P. Weyand
                    Vice President, Communications
                    (770) 593-5127

                             SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the Company's 2001 annual meeting of shareholders must be received no later than November 17, 2000 in order to be considered for inclusion in the proxy statement to be distributed in connection with such meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may be made by employees of the Company personally or by telephone, facsimile or mail. The Company also may reimburse brokers, banks, nominees and other fiduciaries for their expenses of forwarding the proxy material to beneficial owners. In addition, the Company has retained Georgeson & Co., Inc. to assist in the solicitation of proxies, which may be made through the mail, by facsimile or by telephone, at a fee of $5,500.

                                          John C. Walters
                                          Vice President and Secretary

March 17, 2000

                                 (HARLAND LOGO)

                             (RECYCLED PAPER LOGO)

                                     PROXY

  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS
                            JOHN H. HARLAND COMPANY

                                 APRIL 28, 2000

    The undersigned hereby appoints TIMOTHY C. TUFF and JOHN C. WALTERS, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Common Stock of John
H. Harland Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Friday, April 28, 2000 at 10:00 a.m., at the High Museum of Art, 1280 Peachtree Street, NE, Atlanta, Georgia, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting and any adjournment thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED
               THE PROXY WILL BE VOTED "FOR" THE STATED PROPOSALS

        (Continued, and to be marked, dated and signed, on other side.)

                                                                     SEE REVERSE
                                                                         SIDE

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. To elect            FOR    WITHHELD   William S. Antle III   2. To ratify the appointment of       FOR   AGAINST   ABSTAIN
   three directors:    [ ]    [ ]        John D. Johns             Deloitte & Touche LLP as the       [ ]   [ ]       [ ]
                                         Eileen M. Rudden          Company's independent certified
                                                                   public accountants for the year
For, except vote withheld from the following nominee(s):           ending December 31, 2000.

----------------------------------------------------
                                                                   Please sign exactly as name appears hereon. Joint owners
                                                                   should each sign. When signing as attorney, executor,
                                                                   administrator, trustee or guardian, please give full title as such.


                                                                   -----------------------------------------------------------

                                                                   -----------------------------------------------------------
                                                                   SIGNATURE(S)                                 DATE

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                                                   -- FOLD AND DETACH HERE --